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                       Consent of Independent Auditors

We consent to the incorporation by reference (i) in the Registration Statement dated May 20, 1993 (Form S-3 No. 33-61346) of The Coleman Company, Inc. and in the related Prospectus, (ii) in the Registration Statement dated February 25, 1993 (Form S-8 No. 33-58726) pertaining to The Coleman Company, Inc. 1992 Stock Option Plan and in the Related Prospectus, (iii) in the Registration Statement dated January 18, 1994 (Form S-8 No. 33-74144) pertaining to The Coleman Company, Inc. 1993 Stock Option Plan and in the related Prospectus, and (iv) in the registration Statement dated May 12, 1997 (Form No. 333-26907) pertaining to The Coleman Company, Inc. 1996 Stock Option Plan and in the related Prospectus, of our report dated February 18, 1998, with respect to the consolidated financial statements of The Coleman Company, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997.


                                             /s/ Ernst & Young LLP
                                             Ernst & Young LLP


Wichita, Kansas
March 20, 1998